Exhibit 10.4

AMENDMENT TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (the “Amendment”) is made and entered into as of the 18th day of February, 2008 by and between SMART ONLINE, INC., a Delaware company (the “Company”) and JOSEPH F. TREPANIER (the “Employee”).

WHEREAS, the Company and Employee are parties to an Restricted Stock Agreement dated August 15, 2007 (the “Agreement”); and

WHEREAS, the Company and Employee have agreed to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree that the Agreement shall be amended as follows:

1. Section 4(a) of the Agreement is hereby amended by adding the following sentence to the end of the first paragraph in Section 4(a):

“Notwithstanding the foregoing, with respect to the quarterly increment of 3,125 shares of restricted stock for which the restriction would expire on May 15, 2008, that date will be February 18, 2008.”

2. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Company and Employee in all respects.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

SMART ONLINE, INC.

By:	/s/ David Colburn
	Name:	David Colburn
	Title:	President/CEO

EMPLOYEE:

/s/ Joseph F. Trepanier
Joseph F. Trepanier